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Exhibit 99.2

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. This material is based on information that Morgan Stanley & Co. Incorporated ("Morgan Stanley") considers reliable. Morgan Stanley makes no representation or warranty with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. The information contained here in may be based on certain assumptions regarding market conditions and other matters and is therefore subject to change. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied on for such purposes. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from the information contained here in. Additional information is available upon request. Morgan Stanley and others associated with it may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. Morgan Stanley is acting as the lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

Replines
Type	Current Balance	Factor	Net Coupon	Servicing	WAC	AGE	WAM	Orig Term	Group	Balloon Month	Index Name	Gross Margin	Next Rate Reset	Rate Reset Freq	Gross Life Floor	Gross Life Cap	Current Per Rate Cap	Next Per Rate Cap
ARM	765,206,342.78	1	8.109	0.5	8.609	12	349	361	1		6MonthLIBOR	7.515	13	6	8.493	14.725	2.709	1.034
ARM	178,812,769.87	1	8.21	0.5	8.71	13	347	360	1		6MonthLIBOR	7.428	23	6	8.617	15.033	2.482	1.13
ARM	175,217,786.13	1	7.816	0.5	8.316	10	350	360	2		6MonthLIBOR	7.114	15	6	8.137	14.461	2.697	1.037
ARM	39,933,313.69	1	7.785	0.5	8.285	12	349	361	2		6MonthLIBOR	6.744	25	6	8.195	14.737	2.168	1.199
ARM	235,927.22	1	9.402	0.5	9.902	23	337	360	1		6MonthLIBOR	7.06	3	6	9.902	16.235	1.666	1
ARM	53,849.16	1	7.49	0.5	7.99	6	356	362	1		6MonthLIBOR	7.19	18	6	7.19	14.99	3	1
FRM	21,813,083.60	1	10.006	0.5	10.506	19	341	360	2	180
FRM	41,831,374.09	1	8.556	0.5	9.056	18	340	358	1	180
FRM	165,114.17	1	10.668	0.5	11.168	39	325	364	1	168
FRM	17,204,301.75	1	11.298	0.5	11.798	9	350	359	1	180
FRM	20,350.38	1	11.39	0.5	11.89	9	352	361	1	240
FRM	14,027.46	1	11.49	0.5	11.99	11	333	344	1	120
FRM	57,131.86	1	8.08	0.5	8.58	10	305	315	1	240
FRM	44,319,807.30	1	9.525	0.5	10.025	14	345	359	2
FRM	119,864,048.17	1	8.008	0.5	8.508	11	348	359	1
FRM	6,789,610.66	1	8.198	0.5	8.698	15	226	241	1
FRM	6,938,841.28	1	8.263	0.5	8.763	12	168	180	1
FRM	572,885.20	1	8.586	0.5	9.086	14	106	120	1
FRM	2,134,273.00	1	10.108	0.5	10.608	12	168	180	2
FRM	1,705,811.11	1	10.18	0.5	10.68	14	226	240	2
FRM	388,022.86	1	9.569	0.5	10.069	11	288	299	2
FRM	1,016,543.39	1	7.386	0.5	7.886	9	290	299	1
FRM	1,626,618.18	1	11.796	0.5	12.296	9	347	356	1
FRM	24,421,753.23	1	10.568	0.5	11.068	8	232	240	1
FRM	14,272,764.54	1	10.402	0.5	10.902	8	172	180	1
FRM	719,159.42	1	10.305	0.5	10.805	8	112	120	1
FRM	197,892.41	1	10.102	0.5	10.602	7	113	120	2
FRM	452,749.34	1	12.865	0.5	13.365	9	291	300	1

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  Exhibit 99.2